Exhibit 15


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                                                                      Exhibit 15


        AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of IDACORP, Inc. and subsidiaries for the three-month periods ended March 31, 2007 and 2006, and have issued our report dated May 8, 2007. As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, is being incorporated by reference in IDACORP, Inc.'s Post-Effective Amendment No. 3 to Registration Statement No. 333-103917 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ DELOITTE & TOUCHE LLP

June 15, 2007
Boise, Idaho